UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

Trio Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on Trio Petroleum Corp.’s (the “Company”) Current Report on Form 8-K filed with the United States Securities and Exchange Commission (“SEC”) on October 4, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) providing for loans in an aggregate principal amount of up to $3.5 million under two tranches. On October 4, 2023, the initial closing date, the Investor funded $1.86 million (less commitment fees and net of original issue discount of 7%) (the “First Tranche”).

In consideration for the Investor’s funding of the First Tranche, on October 4, 2023, the Company issued and sold to the Investor, in a private placement, (A) a senior secured convertible promissory note in the aggregate principal amount of $2 million (the “First Tranche Note”) and (B) a warrant to purchase up to 866,702 shares of the Company’s Common Stock at an initial exercise price of $1.20 per share of Common Stock, subject to certain adjustments. The First Tranche Note is initially convertible into shares of the Company’s Common Stock (the “Shares”) at a conversion price of $1.20, subject to certain adjustments (the “Conversion Price”), provided that the Conversion Price shall not be reduced below $0.35 (the “Floor Price”) without the consent of the Company. The First Tranche Note does not bear any interest and matures on April 4, 2025.

On February 5, 2024, in order to expedite the payment of the First Tranche Note, the Company and the Investor entered into a letter agreement amending the First Tranche Note (the “First Tranche Amendment”) to provide for (1) a reduction of the Floor Price from $0.35 to $0.15, (2) issuance of an additional 2,395,611 Shares to the Investor in lieu of the Company’s obligation to pay cash in connection with the most recent installment payments under the First Tranche Note, and (3) a new obligation of the Company, subject to its consent with the Investor each time, to request acceleration of monthly payments under the First Tranche Note in installments of $250,000, as soon as possible, to repay the remaining $1 million principal balance of the First Tranche Note, with the Investor converting and selling the Shares subject to the beneficial ownership limitation of 4.99% contained in the First Tranche Note and the market prices being at or above the Floor Price.

The above description of the First Tranche Amendment is qualified in its entirety by the text of the First Tranche Amendment, which is included in its entirety as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1*	Form of Letter Agreement Amending the Senior Secured Original Issue 7% Discount Convertible Promissory Note by and between Trio Petroleum Corp. and the Investor, dated February 5, 2024.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: February 5, 2024	By:	/s/ Michael L. Peterson
	Name:	Michael L. Peterson
	Title:	Chief Executive Officer

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